SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ]   Preliminary Proxy Statement
[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]   Definitive Proxy Statement
[X]  Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

THE ROYCE FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date filed:

CHARLES MORGAN ROYCE

August 16, 2012

Dear Royce Select Fund Shareholder,

I understand that you hate to take the time to vote proxies, but they are a necessary evil.

That’s why I’m writing to encourage you to vote now on the enclosed proxy ballot. The details are on the enclosed proxy material and voting instruction form and voting will only take a minute.

You may vote online, by phone (at 877-777-6017) or by mail.

Again, I am asking you to vote now on this important proxy.

Thanks for your ongoing support of our work.

Sincerely,

Chuck Royce

CHARLES MORGAN ROYCE

August 16, 2012

Dear Royce Select Fund Shareholder,

I understand that you hate to take the time to vote proxies, but they are a necessary evil.

That’s why I’m writing to encourage you to vote now on the enclosed proxy ballot. The details are on the enclosed proxy material and voting instruction form and voting will only take a minute.

You may vote online, by phone (at 800-454-8683) or by mail.

Again, I am asking you to vote now on this important proxy.

Thanks for your ongoing support of our work.

Sincerely,

Chuck Royce